UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024 (January 26, 2024)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 West Peachtree Street NW
Atlanta, Georgia 30308-1925	(855) 667-3655
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 26, 2024, Norfolk Southern Corporation (the “Registrant”) entered into (i) an Amended and Restated Credit Agreement (the “New Revolving Credit Agreement”) and (ii) a Term Loan Credit Agreement (the “Term Loan Credit Agreement” and, together with the New Revolving Credit Agreement, the “Credit Agreements”).

The New Revolving Credit Agreement establishes a 5-year, $800 million, unsecured revolving credit facility under which the Registrant can borrow (i) to refinance the Existing Revolving Credit Agreement (as defined below), (ii) to pay fees, commissions and expenses in connection with the New Revolving Credit Agreement and (iii) for general corporate purposes. The New Revolving Credit Agreement includes a subfacility for swingline loans in an aggregate amount of up to $100 million. The other parties to the New Revolving Credit Agreement are Wells Fargo Bank, N.A., as Administrative Agent, as Swingline Lender and as a Lender (each as defined in the New Revolving Credit Agreement); Bank of America, N.A. and Citibank, N.A., each as a Syndication Agent and as a Lender (each as defined in the New Revolving Credit Agreement); and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., U.S. Bank National Association, PNC Bank, National Association, Sumitomo Mitsui Banking Corporation, Capital One, National Association and The Northern Trust Company, as Lenders (as defined in the New Revolving Credit Agreement) that are signatories to the New Revolving Credit Agreement, as well as other parties that may become Lenders (as defined in the New Revolving Credit Agreement) from time to time under the New Revolving Credit Agreement’s provisions.

The New Revolving Credit Agreement amends and restates the Registrant’s existing $800 million revolving credit facility, dated as of March 27, 2020 (as amended by that certain First Amendment to Credit Agreement, dated as of May 4, 2023, the “Existing Revolving Credit Agreement”).

Except as described in this Current Report on Form 8-K, the terms of the Existing Revolving Credit Agreement are substantially and in all material respects similar to the terms of the New Revolving Credit Agreement.

The Term Loan Credit Agreement establishes a 364-day, $1,000 million, unsecured delayed draw term loan facility under which the Registrant can borrow for general corporate purposes. The other parties to the Term Loan Credit Agreement are Bank of America, N.A., as Administrative Agent and as a Lender (each as defined in the Term Loan Credit Agreement); Wells Fargo Bank, N.A. and Sumitomo Mitsui Banking Corporation, each as a Syndication Agent and as a Lender (each as defined in the Term Loan Credit Agreement); and Citibank, N.A., Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., U.S. Bank National Association, PNC Bank, National Association, Capital One, National Association and The Northern Trust Company, as Lenders (as defined in the Term Loan Credit Agreement) that are signatories to the Term Loan Credit Agreement, as well as other parties that may become Lenders (as defined in the Term Loan Credit Agreement) from time to time under the Term Loan Credit Agreement’s provisions.

Interest rates under the Credit Agreements vary based on the type of loan made (at the Registrant’s election, either Base Rate or Adjusted Term SOFR (each as defined in the applicable Credit Agreement)). The Credit Agreements also have customary covenants, including, amongst others, a financial covenant pertaining to the Registrant’s leverage ratio, as well as a negative covenant limiting other debt that may be incurred by the Registrant’s subsidiaries, all as more fully described in the attached Exhibits.

No direct financial obligations of the Registrant have arisen under the Credit Agreements as of the date hereof.

With respect to the other parties to the Credit Agreements and the Existing Revolving Credit Agreement, the Registrant has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated as of January 26, 2024, establishing a 5-year, $800 million unsecured revolving credit facility of the Registrant
10.2	Term Loan Credit Agreement dated as of January 26, 2024, establishing a $1,000 million unsecured delayed draw term loan credit facility of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

By:	/s/ Denise W. Hutson
Name: Denise W. Hutson
Title: Corporate Secretary

Date:  January 26, 2024